Securities and Exchange Commission
                             Washington, D.C.  20549



                                    FORM 8-K




                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934





        Date of Report (Date of Earliest Event Reported): August 16, 2004




                        Commission File Number:   0-30018



                             MERIDIAN HOLDINGS, INC.
             (Exact name of registrants specified in its charter)




               COLORADO                                 52-2133742

     (State or other jurisdiction of                (I.R.S. Employer
      incorporation or organization)                Identification No.)


                         900 Wilshire Avenue, Suite 500
                          Los Angeles, California 90017
                       (213) 627-8878 Fax: (213) 627-9183



    (Address, Including Zip Code, And Telephone Number, Including Area Code,
                  Of Registrant's Principal Executive Offices)























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ITEM  1.  Changes  in  Control  of  Registrant                  Not  Applicable

ITEM  2.  Acquisition  or  Disposition  of  Assets              Not  Applicable

ITEM  3.  Bankruptcy  or  Receivership                          Not  Applicable

ITEM  4.  Changes  in  Registrant's  Certifying  Accountant     Not  Applicable

ITEM  5.  Other  Materially  Important  Events                  Not  Applicable

ITEM  6.  Resignation  of  Registrant's  Directors              Not  Applicable

ITEM  7.    FINANCIAL  STATEMENTS  AND  EXHIBITS
     (a)    FINANCIAL  STATEMENTS  OF  BUSINESSES  ACQUIRED.     (None)
     (b)    EXHIBITS.

ITEM  8:  Change in Fiscal year                                 Not  Applicable

ITEM  9:  Regulation FD Disclosure

On August 16, 2004,issued a press release announcing the filing of Second quarter 2004 financial results.


EXHIBIT ITEM.     DESCRIPTION
------------     -------------

Exhibit  99.1  -   Copy of the Press Release of August 16 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   Meridian  Holdings,  Inc.
                                          (Registrant)

Date:  August 16, 2004              By:/s/  Anthony  C.  Dike
                                      -------------------------
                                          Anthony  C.  Dike
                                 (Chairman, Chief Executive Officer)


























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EXHIBIT  99.1


FOR  IMMEDIATE  RELEASE:  Monday,  August  16,  2004

CONTACT:  Anthony  C.  Dike,  Chairman/CEO
          Meridian  Holdings,  Inc.
          213-627-8878
          www.meho.com

    MERIDIAN  HOLDINGS  REPORTS  SECOND  QUARTER  2004  FINANCIAL  RESULTS

Second quarter results reflect favorable court decision booked as "judgment receivable."


LOS ANGELES, CALIF.-Anthony C. Dike, Chairman and CEO of Meridian Holdings, Inc. (OTC Bulletin Board: MEHO), announced today the timely filing of the company's quarterlyreport to the Securities and Exchange Commission for the period ended June 30, 2004, on Form 10-QSB. Full text of the report may be viewed on the SEC's EDGAR database at www.sec.gov.
                         ---------
Medical services revenues decreased by 30% from $ 458,342 for the three months ended June 30, 2003 to $ 321,638 for the three months ended June 30, 2004, and by 27% from $ 955,033 for the six months ended June 30, 2003
to  $ 700,821 for   the six months  ended  June 30,  2004.

On January 8, 2004, a default judgment was entered in favor of the company by the Los Angeles County Superior Court in a case titled Meridian Holdings, Inc. versus Sirius Technologies of America, a Delaware Corporation, Case No. BC256860. The amount of the judgment including damages, court costs and punitive damages is $30,687,926, with a pre-judgment interest at the annual rate of 10%. This amount has been reflected in the balance sheet and the income statement as a judgment receivable. Management is pursuing all collections options regarding this judgment.

Meridian, through its Capnet IPA division, provided managed care services for approximately 28,000 and 30,000 member months (members per month multiplied by the months for which services were available) during the six months ended June 30, 2004 and 2003, respectively. The decrease in member months and medical services revenue was due to disenrollment of Medi-Cal members following the ongoing State of California Department of Health Services Medi-Cal membership redetermination efforts.

Revenue generated by the company's managed care entities under contracts with HMOs as a percentage of medical services revenue was approximately 99% and 96%, respectively, during the six months ended June 30, 2004 and 2003. Revenue generated by the Los Angeles County Community Health Plan ("CHP") contracts was 99% of medical services revenue for the six months ended June 30, 2004 and 2003, respectively.

 "The  Company  will  soon  launch  the International Preferred Provider Network
(IPPN) division known as "Meridian Health Systems", which will be involved in the business of facilitating the delivery of international, tertiary healthcare services provided in the United States to individuals who cannot obtain certain specialized treatments in their homelands."

"Meridian's IPPN is designed to allow the company to leverage its resources internationally and we are confident in its ability to enhance the company's ability to generate additional revenue," said Anthony C. Dike, MD, Chairman & CEO.

About  Meridian  Holdings,  Inc.

Meridian Holdings, Inc., is a Healthcare Services and Technology Company. Meridian's network of affiliated companies is designed to encourage maximum
leverage  of   information  technology,  operational  excellence,   industry
expertise, and synergistic business opportunities. Meridian is committed to building shareholder value by positioning affiliated companies as independent business entities in which Meridian shareholders enjoy equity participation. Learn more about the company and its affiliated entities, including CGI Communications Services, Inc. and InterCare DX, Inc. (OTCBB:ICCO) by visiting Meridian's web site at www.meho.com.
                           ------------

NOTE: Statements in this news release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and any amendments thereto. Material that is forward-looking may contain statements about expected future events and/or financial results that are forward-looking in nature. Editors and investors are cautioned that such forward-looking statements invoke risk and uncertainties that may cause the company=s results to differ from such forward-looking statements. These include, but are not limited to, economic, competitive, governmental, technological and other factors discussed in the statements and/or in the company's filings with the Securities and Exchange Commission.

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